Exhibit 10.1

U.S. RESTAURANT PROPERTIES, INC.

FLEXIBLE INCENTIVE PLAN

SECTION 1. PURPOSE OF THIS PLAN

The purposes of the U.S. Restaurant Properties, Inc. Flexible Incentive Plan are to (i) promote the interests of U.S. Restaurant Properties, Inc. (the “Company”) and its stockholders by enabling the Company and each of its Subsidiaries (as hereinafter defined) to (A) attract, motivate and retain their respective employees and non-employee Directors (as hereinafter defined) by offering such employees and Non-Employee Directors performance based stock incentives and other equity interests in the Company and other incentive awards and (B) compensate Consultants (as hereinafter defined) by offering such Consultants performance based stock incentives and other equity interests in the Company and other incentive awards that recognize the creation of value for the stockholders of the Company and (ii) promote the Company’s long-term growth and success. To achieve these purposes, eligible Persons may receive Stock Options, Restricted Stock, Performance Awards and any other Awards (as such terms are hereinafter defined), or any combination thereof.

SECTION 2. DEFINITIONS

As used in this Plan, the following terms shall have the meanings set forth below unless the context otherwise requires:

2.1. “Award” shall mean the grant of a Stock Option, Restricted Stock, a Performance Award, a Dividend Equivalent or any other grant of incentive compensation pursuant to this Plan.

2.2. “Book Value” shall mean the excess of the value of the assets of an entity over the liabilities of such entity (determined in accordance with United States generally accepted accounting principles, consistently applied).

2.3. “Board” shall mean the Board of Directors of the Company, as the same may be constituted from time to time.

2.4. “Cause” shall mean termination of a Participant’s employment with the Company or a Subsidiary upon the occurrence of one or more of the following events:

(a) The Participant’s failure to substantially perform such Participant’s duties with the Company or any Subsidiary as determined by the Committee or the Board following receipt by the Participant of written notice of such failure and the Participant’s failure to remedy such failure within thirty (30) days after receipt of such notice (other than a failure resulting from the Participant’s incapacity during physical or mental illness);

(b) The Participant’s willful failure or refusal to perform specific directives of the Board, which directives are consistent with the scope and nature of the Participant’s duties and responsibilities, and which are not remedied by the Participant within thirty (30) days after being notified in writing of such Participant’s failure by the Board;

(c) The Participant’s conviction of a felony; or

(d) A breach of the Participant’s fiduciary duty to the Company or any Subsidiary or willful violation in the course of performing the Participant’s duties for the Company or any Subsidiary of any law, rule or regulation (other than traffic violations or other minor offenses). No act or failure to act on the Participant’s part shall be considered willful unless done or omitted to be done in bad faith and without reasonable belief that the action or omission was in the best interest of the Company;

provided, however, that for each employee of the Company who has entered into an employment agreement with the Company, “cause” shall have the meaning provided in such employment agreement.

2.5. “Change in Control” shall mean, after the Effective Date, (i) a Corporate Transaction is consummated, other than a Corporate Transaction that would result in substantially all of the holders of voting securities of the Company outstanding immediately prior thereto owning (directly or indirectly and in substantially the same proportions relative to each other) not less than fifty percent (50%) of the combined voting power of the voting securities of the issuing/surviving/resulting entity outstanding immediately after such Corporate Transaction or (ii) an agreement for the sale or other disposition of all or substantially all of the Company’s assets (evaluated on a consolidated basis, without regard to whether the sale or disposition is effected via a sale or disposition of assets of the Company, the sale or disposition of the securities of one or more Subsidiaries or the sale or disposition of the assets of one or more Subsidiaries) is consummated.

2.6. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time (or any successor to such legislation).

2.7. “Committee” shall mean the Compensation Committee of the Board as such Compensation Committee may be constituted from time to time; provided, however, membership on the Committee shall be limited to Non Employee Directors; and provided further, the Committee will consist of not less than two (2) Directors. All members of the Committee will serve at the pleasure of the Board.

2.8. “Common Stock” shall mean the Common Stock, par value $0.001 per share, of the Company.

2.9. “Company” shall have the meaning set forth in Section 1 of this Plan.

2.10. “Consultant” shall mean any Person who or which is engaged by the Company or any Subsidiary to render consulting services.

2.11. “Corporate Transaction” shall mean any recapitalization (other than a transaction contemplated by Section 13(a) of this Plan) merger, consolidation or conversion involving the Company or any exchange of securities involving the Common Stock (other than a transaction contemplated by Section 13(a) of this Plan), provided that a primary issuance of shares of Common Stock shall not be deemed to be a “Corporate Transaction.”

2.12. “Designated Beneficiary” shall mean the beneficiary designated by a Participant, in a manner authorized by the Committee or the Board, to exercise the rights of such Participant in the event of such Participant’s death. In the absence of an effective designation by a Participant, the Designated Beneficiary shall be such Participant’s estate.

2.13. “Director” shall mean any member of the Board.

2.14. “Disability” shall mean permanent and total inability to engage in any substantial gainful activity, even with reasonable accommodation, by reason of any medically determinable physical or mental impairment which has lasted or can reasonably be expected to last without material interruption for a period of not less than twelve (12) months, as determined in the sole discretion of the Committee or the Board.

2.15. “Dividend Equivalent” shall mean an award granted pursuant to Section 8 of this Plan of a right to receive certain payments with respect to Shares.

2.16. “Effective Date” shall mean December 18, 1997.

2.17. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time (or any successor to such legislation).

2.18. “Fair Market Value” shall mean with respect to the Shares, as of any date, the value established by the Board. Fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

2.19. “Incentive Stock Option” shall mean any option to purchase Shares awarded pursuant to this Plan which qualifies as an “Incentive Stock Option” pursuant to Section 422 of the Code.

2.20. “Non Employee Director” shall have the meaning set forth in Rule 16b 3 (or any successor to such rule) promulgated under the Exchange Act) who are also “outside directors,” as required pursuant to Section 162(m) of the Code and such Treasury regulations as may be promulgated thereunder.

2.21. “Non Qualified Stock Option” shall mean any option to purchase Shares awarded pursuant to this Plan that does not qualify as an Incentive Stock Option (including, without limitation, any option to purchase Shares originally designated as or intended to qualify as an Incentive Stock Option) but which does not (for whatever reason) qualify as an Incentive Stock Option.

2.22. “Non Share Method” shall have the meaning set forth in Section 6.6(c) of this Plan.

2.23. “Optionee” shall mean any Participant who has been granted and holds a Stock Option awarded pursuant to this Plan.

2.24. “Participant” shall mean any Person who has been granted and holds an Award granted pursuant to this Plan.

2.25. “Performance Award” shall mean any Award granted pursuant to this Plan of Shares, rights based upon, payable in or otherwise related to Shares (including Restricted Stock) or cash, as the Committee or Board may determine, at the end of a specified performance period established by the Committee or Board and may include, without limitation, Performance Shares or Performance Units.

2.26. “Performance Shares” shall have the meaning set forth in Section 9.1 of this Plan.

2.27. “Performance Units” shall have the meaning set forth in Section 9.1 of this Plan.

2.28. “Permitted Modification” shall be deemed to be any modification of an Award which is made in connection with a Corporate Transaction and which provides in connection with a Stock Option, that subsequent to the consummation of the Corporate Transaction (i) the exercise price of such Stock Option will be proportionately adjusted to reflect the exchange ratio applicable to the particular Corporate Transaction and/or (ii) the nature and amount of consideration to be received upon exercise of the Stock Option will be the same (on a per share basis) as was received by Persons who were holders of shares of Common Stock immediately prior to the consummation of the Corporate Transaction.

2.29. “Person” shall mean an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization or any other form of business organization.

2.30. “Plan” shall mean this U.S. Restaurant Properties, Inc. Flexible Incentive Plan as it may be amended from time to time.

2.31. “Reload Option” shall mean a Stock Option as defined in Section 6.6(b) of this Plan.

2.32. “Reorganization” shall mean any stock split, stock dividend, reverse stock split, combination of Shares or any other similar increase or decrease in the number of Shares issued and outstanding.

2.33. “Restricted Stock” shall mean any Shares granted pursuant to this Plan that are subject to restrictions or substantial risk of forfeiture.

2.34. “Retirement” shall mean termination of employment of an employee of the Company or any Subsidiary, other than discharge for Cause, after age 65 or on or before age 65 if pursuant to the terms of any retirement plan maintained by the Company or any Subsidiary in which such employee participates.

2.35. “Securities Act” shall mean the Securities Act of 1933, as amended from time to time (or any successor to such legislation).

2.36. “Share Retention Method” shall have the meaning set forth in Section 6.6(c) of this Plan.

2.37. “Shares” shall mean shares of the Common Stock and any shares of capital stock or other securities hereafter issued or issuable upon, in respect of or in substitution or exchange for shares of Common Stock.

2.38. “Stock Option” shall mean any Incentive Stock Option or Non Qualified Stock Option.

2.39. “Subsidiary” shall mean a subsidiary corporation of the Company, as defined in Section 424(f) of the Code.

2.40. “Transactional Consideration” shall have the meaning set forth in Section 13(b) of this Plan.

SECTION 3. ADMINISTRATION OF THIS PLAN

3.1. Committee/Board. This Plan shall be administered and interpreted by the Committee and/or the Board.

3.2. Awards. (a) Subject to the provisions of this Plan and directions from the Board, the Committee is authorized to:

(i) determine the Persons to whom Awards are to be granted;

(ii) determine the types and combinations of Awards to be granted; the number of Shares to be covered by an Award; the exercise price of an Award; the time or times when an Award shall be granted and may be exercised; the terms, performance criteria or other conditions, vesting periods or any restrictions for an Award; any restrictions on Shares acquired pursuant to the exercise of an Award; and any other terms and conditions of an Award;

(iii) interpret the provisions of this Plan;

(iv) prescribe, amend and rescind rules and regulations relating to this Plan;

(v) determine whether, to what extent and under what circumstances to provide loans from the Company to Participants to exercise Awards granted pursuant to this Plan, and the terms and conditions of such loans;

(vi) rely upon employees of the Company for such clerical and recordkeeping duties as may be necessary in connection with the administration of this Plan;

(vii) accelerate or defer (with the consent of the Participant) the vesting of any rights pursuant to an Award; and

(viii) make all other determinations and take all other actions necessary or advisable for the administration of this Plan.

(b) Without limiting the Board’s right to amend this Plan pursuant to Section 13 of the Plan, the Board may take all actions authorized by Section 3.2(a) of this Plan, including, without limitation, granting such Awards pursuant to this Plan as the Board may deem necessary or appropriate.

3.3. Procedures.

(a) Proceedings by the Board with respect to this Plan will be conducted in accordance with the articles of incorporation and bylaws of the Company.

(b) A majority of the Committee members shall constitute a quorum for action by the Committee. All determinations of the Committee shall be made by not less than a majority of its members.

(c) All questions of interpretation and application of this Plan or pertaining to any question of fact or Award granted hereunder will be decided by the Committee or the Board, whose decision will be final, conclusive and binding upon the Company and each other affected party.

SECTION 4. SHARES SUBJECT TO PLAN

4.1. Limitations. The maximum number of Shares that may be issued with respect to Awards granted pursuant to this Plan at any time shall be an amount equal to 4.9% of the Company’s issued and outstanding shares of Common Stock at such time; provided, however, that the maximum number of Shares issuable pursuant to Incentive Stock Options granted under the Plan shall be 575,000. The Shares issued pursuant to this Plan may be authorized but unissued Shares, or may be issued Shares which have been reacquired by the Company.

4.2. Changes. To the extent that any Award granted pursuant to this Plan shall be forfeited, shall expire or shall be cancelled, in whole or in part, then the number of Shares covered by the Award so forfeited, expired or cancelled may again be awarded pursuant to the provisions of this Plan. In the event that Shares are delivered to the Company in full or partial payment of the exercise price for the exercise of a Stock Option, the number of Shares available for future Awards granted pursuant to this Plan shall be reduced only by the net number of Shares issued upon the exercise of the Stock Option. Awards that may be satisfied either by the issuance of Shares or by cash or other consideration shall, until the form of consideration to be paid is finally determined, be counted against the maximum number of Shares that may be issued pursuant to this Plan.

SECTION 5. ELIGIBILITY

Eligibility for participation in this Plan shall be confined to those individuals who are employed by the Company or a Subsidiary and such Consultants and non-employee Directors as may be designated by the Committee or the Board. In making any determination as to Persons to whom Awards shall be granted, the type of Award and/or the number of Shares to be covered by the Award, the Committee or the Board shall consider the position and responsibilities of the Person, the importance of the Person to the Company, the duties of the Person, the past, present and potential contributions of the Person to the growth and success of the Company and such other factors as the Committee or the Board may deem relevant in connection with accomplishing the purposes of this Plan.

SECTION 6. STOCK OPTIONS

6.1. Grants. The Committee or the Board may grant Stock Options alone or in addition to other Awards granted pursuant to this Plan to any eligible Person. Each Person so selected shall be offered a Stock Option to purchase the number of Shares determined by the Committee or the Board. The Committee or the Board shall specify whether such Stock Option is an Incentive Stock Option or a Non Qualified Stock Option and any other terms or conditions relating to such Award; provided, however only employees of the Company or a Subsidiary may be granted Incentive Stock Options. To the extent that any Stock Option designated as an Incentive Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions, the failure of the stockholders of the Company to authorize the issuance of Incentive Stock Options, the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify shall be deemed to constitute a Non Qualified Stock Option. Each Person to be granted a Stock Option shall enter into a written agreement with the Company, in such form as the Committee or the Board may prescribe, setting forth the terms and conditions (including, without limitation, the exercise price and vesting schedule) of the Stock Option. At any time and from time to time, the Optionee and the Committee or the Board may agree to modify an option agreement in such respects as they may deem appropriate, including, without limitation, the conversion of an Incentive Stock Option into a Non Qualified Stock Option. The Committee or the Board may require that an Optionee meet certain conditions before the Stock Option or a portion thereof may vest or be exercised, as, for example, that the Optionee remain in the employ of the Company or a Subsidiary for a stated period or periods of time.

6.2. Incentive Stock Options Limitations.

(a) In no event shall any individual be granted Incentive Stock Options to the extent that the Shares covered by any Incentive Stock Options (and any incentive stock options granted pursuant to any other plans of the Company or its Subsidiaries) that may be exercised for the first time by such individual in any calendar year have an aggregate Fair Market Value in excess of $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the date(s) on which the Incentive Stock Options are granted. It is intended that the limitation on Incentive Stock Options provided in this Section 6.2(a) be the maximum limitation on Stock Options which may be considered Incentive Stock Options pursuant to the Code.

(b) The option exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of the grant of such Incentive Stock Option.

(c) Notwithstanding anything herein to the contrary, in no event shall any employee owning more than ten percent (10%) of the total combined voting power of the Company or any Subsidiary be granted an Incentive Stock Option unless the option exercise price of such Incentive Stock Option shall be at least one hundred ten percent (110%) of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of the grant of such Incentive Stock Option.

(d) In no event shall any individual be granted an Incentive Stock Option after the expiration of ten (10) years from the date this Plan is adopted or is approved by the stockholders of the Company (if stockholder approval is required by Section 422 of the Code).

(e) To the extent stockholder approval of this Plan is required by Section 422 of the Code, no individual shall be granted an Incentive Stock Option unless this Plan is approved by the stockholders of the Company within twelve (12) months before or after the date this Plan is initially adopted. In the event this Plan is amended to increase the number of Shares subject to issuance upon the exercise of Incentive Stock Options or to change the class of employees eligible to receive Incentive Stock Options, no individual shall be granted an Incentive Stock Option unless such amendment is approved by the stockholders of the Company within twelve (12) months before or after such amendment.

(f) No Incentive Stock Option shall be granted to any employee owning more than ten percent (10%) of the total combined voting power of the Company or any Subsidiary unless the term of such Incentive Stock Option is equal to or less than five (5) years measured from the date on which such Incentive Stock Option is granted.

6.3. Option Term. The term of a Stock Option shall be for such period of time from the date of its grant as may be determined by the Committee or the Board; provided, however, that no Incentive Stock Option shall be exercisable later than ten (10) years from the date of its grant.

6.4. Time of Exercise. No Stock Option may be exercised unless it is exercised prior to the expiration of its stated term and, in connection with options granted to employees of the Company or its Subsidiaries, at the time of such exercise, the Optionee is, and has been continuously since the date of grant of such Stock Option, employed by the Company or a Subsidiary, except that:

(a) A Stock Option may, to the extent vested as of the date the Optionee ceases to be an employee of the Company or a Subsidiary, be exercised during the three month period immediately following the date the Optionee ceases (for any reason other than death, Disability or termination for Cause) to be an employee of the Company or a Subsidiary (or within such other period as may be specified in the applicable option agreement), provided that, if the Stock Option has been designated as an Incentive Stock Option and the option agreement provides for a longer exercise period, the exercise of such Stock Option after such three month period shall be treated as the exercise of a Non Qualified Stock Option;

(b) If the Optionee dies while in the employ of the Company or a Subsidiary, or within three months after the Optionee ceases (for any reason other than termination for Cause) to be such an employee (or within such other period as may be specified in the applicable option agreement), a Stock Option may, to the extent vested as of the date of the Optionee’s death, be exercised by the Optionee’s Designated Beneficiary during the one year period immediately following the date of the Optionee’s death (or within such other period as may be specified in the applicable option agreement); provided that, if the Stock Option has been designated as an Incentive Stock Option and the option agreement provides for a longer exercise period, the exercise of such Stock Option after such one year period shall be treated as the exercise of a Non Qualified Stock Option;

(c) If the Optionee ceases to be an employee of the Company or a Subsidiary by reason of the Optionee’s Disability, a Stock Option, to the extent vested as of the date the Optionee ceases to be an employee of the Company or a Subsidiary, may be exercised during the one year period immediately following the date on which the Disability is determined to exist (or within such other period as may be specified in the applicable option agreement); provided that, if the Stock Option has been designated as an Incentive Stock Option and the option agreement provides for a longer exercise period, the exercise of such Stock Option after such one year period shall be treated as the exercise of a Non Qualified Stock Option; and

(d) If the Optionee’s employment is terminated for Cause, all Stock Options held by such Optionee shall simultaneously terminate and will no longer be exercisable.

Nothing contained in this Section 6.4 will be deemed to extend the term of a Stock Option or to revive any Stock Option which has previously lapsed or been cancelled, terminated or surrendered. Stock Options granted under this Plan to Consultants or Non Employee Directors will contain such terms and conditions with respect to the death or disability of a Consultant or Non Employee Director or termination of a Consultant’s or non employee Director’s relationship with the Company as the Committee or the Board deems necessary or appropriate. Such terms and conditions will be set forth in the option agreements evidencing the grant of such Stock Options.

6.5. Vesting of Stock Options.

(a) Each Stock Option granted pursuant to this Plan may only be exercised to the extent that the Optionee is vested in such Stock Option. Each Stock Option shall vest separately in accordance with the option vesting schedule determined by the Committee or the Board, which will be incorporated in the option agreement entered into between the Company and such Optionee. The option vesting schedule may be accelerated if, in the sole discretion of the Committee or the Board, the acceleration of the option vesting schedule would be in the best interests the Company.

(b) In the event of the dissolution or liquidation of the Company, each Stock Option granted pursuant to this Plan shall terminate as of a date to be fixed by the Committee or Board; provided, however, that not less than thirty (30) days’ prior written notice of the date so fixed shall be given to each Optionee. During such period all Stock Options which have not previously been terminated, exercised or surrendered will (subject to the provisions of Sections 6.3 and 6.4 of the Plan) fully vest and become exercisable, notwithstanding the vesting schedule set forth in the option agreement evidencing the grant of such Stock Option. Upon the date fixed by the Committee or the Board, any unexercised Stock Options shall terminate and be of no further effect.

(c) Upon the occurrence of a Change in Control, all Stock Options and any associated Stock Appreciation Rights shall become fully vested and immediately exercisable.

6.6. Manner of Exercise of Stock Options.

(a) Except as otherwise provided in this Plan, Stock Options may be exercised as to Shares only in amounts and at intervals of time specified in the written option agreement between the Company and the Optionee. Each exercise of a Stock Option, or any part thereof, shall be evidenced by a written notice delivered by the Optionee to the Company. Except as set forth in Section 6.6(c) of this Plan, the purchase price of the Shares as to which a Stock Option shall be exercised shall be paid in full at the time of exercise, and may be paid to the Company either:

(i) in cash (including check, bank draft or money order); or

(ii) by other consideration deemed acceptable by the Committee or the Board in its sole discretion.

(b) If an Optionee delivers Shares (including Shares of Restricted Stock) already owned by the Optionee in full or partial payment of the exercise price for any Stock Option, or if the Optionee elects to have the Company retain that number of Shares out of the Shares being acquired through the exercise of the Stock Option having a Fair Market Value equal to the exercise price of the Stock Option being exercised, the Committee or the Board may, in its sole discretion, authorize the grant of a new Stock Option (a “Reload Option”) for that number of Shares equal to the number of already owned Shares surrendered (including Shares of Restricted Stock) or newly acquired Shares being retained by the Company in payment of the option exercise price of the underlying Stock Option being exercised. The grant of a Reload Option will become effective upon the exercise of the underlying Stock Option. The option exercise price of the Reload Option shall be the Fair Market Value of a Share on the effective date of the grant of the Reload Option. Each Reload Option shall be exercisable no later than the time when the underlying stock option being exercised could be last exercised. The Committee or the Board may also specify additional terms, conditions and restrictions for the Reload Option and the Shares to be acquired upon the exercise thereof.

(c) Either the (i) purchase price of the Shares as to which a Stock Option shall be exercised or (ii) amount, as determined by the Committee or the Board, of any federal, state or local tax required to be withheld by the Company due to the exercise of a Stock Option may, subject to the authorization of the Committee or the Board, be satisfied, at the election of the Optionee, either (A) by payment by the Optionee to the Company of the amount of such withholding obligation in cash or other consideration acceptable to the Committee or the Board in its sole discretion (the “Non Share Method”) or (B) through either the retention by the Company of a number of Shares out of the Shares being acquired through the exercise of the Stock Option or the delivery of already owned Shares having a Fair Market Value equal to the amount of the withholding obligation (the “Share Retention Method”). If an Optionee elects to use the Share Retention Method in full or partial satisfaction of any tax liability resulting from the exercise of a Stock Option, the Committee or the Board may authorize the grant of a Reload Option for that number of Shares as shall equal the number of Shares used to satisfy the tax liabilities of the Optionee arising out of the exercise of such Stock Option. Such Reload Option will be granted at the price and on the terms set forth in Section 6.6(b) of this Plan. The cash payment or an amount equal to the Fair Market Value of the Shares so withheld, as the case may be, shall be remitted by the Company to the appropriate taxing authorities.

(d) An Optionee shall not have any of the rights of a stockholder of the Company with respect to the Shares subject to a Stock Option except to the extent that such Stock Option is exercised and one or more certificates representing such Shares shall have been delivered to the Optionee.

SECTION 7. RESTRICTED STOCK

7.1. Grants. The Committee or the Board may grant Awards of Restricted Stock to any Consultant, Non-Employee Director or employee of the Company or a Subsidiary for such minimum consideration, if any, as may be required by applicable law or such greater consideration as may be determined by the Committee or the Board, in its sole discretion. The terms and conditions of the Restricted Stock shall be specified by the grant agreement. The Committee or the Board, in its sole discretion, may specify any particular rights which the Participant to whom a grant of Restricted Stock is made shall have in the Restricted Stock during the restriction period and the restrictions applicable to the particular Award, the vesting schedule (which may be based on service, performance or other factors) and rights to acceleration of vesting (including, without limitation, whether non vested Shares are forfeited or vested upon termination of employment). Further, the Committee or the Board may grant performance based Awards consisting of Restricted Stock by conditioning the grant, or vesting or such other factors, such as the release, expiration or lapse of restrictions upon any such Award (including the acceleration of any such conditions or terms) of such Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee or the Board may determine. The Committee or the Board shall also determine when the restrictions shall lapse or expire and the conditions, if any, pursuant to which the Restricted Stock will be forfeited or sold back to the Company. Each Award of Restricted Stock may have different restrictions and conditions. Unless otherwise set forth in the grant agreement, Restricted Stock may not be sold, pledged, encumbered or otherwise disposed of by the recipient until the restrictions specified in the Award expire. Awards of Restricted Stock are subject to acceleration of vesting, termination of restrictions and termination in the same manner as Stock Options pursuant to Sections 6.4 and 6.5 of this Plan.

7.2. Awards and Certificates. Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee or the Board, in its sole discretion, shall deem appropriate including, without limitation, book entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock, such certificate shall bear an appropriate legend with respect to the restrictions applicable to such Award. The Company may retain, at its option, the physical custody of any stock certificate representing any awards of Restricted Stock during the restriction period or require that the certificates evidencing Restricted Stock be placed in escrow or trust, along with a stock power endorsed in blank, until all restrictions are removed or expire.

SECTION 8. DIVIDEND EQUIVALENTS

8.1. Grant of Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Participants, which will entitle such Participant to receive, on a current or deferred basis and subject to such conditions as may be imposed by the Committee, cash payments from the Company in the same amounts (or such lesser fraction of such amounts as may be specifically set forth in the Dividend Equivalent agreement evidencing such award) that the holder of record of such number of Shares would be entitled to receive as cash dividends on such Shares (unless otherwise limited in such agreement). Dividend Equivalent agreements will specify the expiration date of such Dividend Equivalents, the number of Shares to which they relate, and such other conditions as the Committee may impose.

8.2. Payments. The right to a cash payment in respect of a Dividend Equivalent will apply to all dividends the record date for which occurs at any time during the period commencing on the date the Dividend Equivalent is granted and ending on the date such Dividend Equivalent expires or is terminated, whichever occurs first.

8.3. Related Dividend Equivalents. If a Dividend Equivalent is granted in conjunction with the grant of a Stock Option, the applicable Dividend Equivalent agreement will provide that the grantee is entitled to receive from the Company cash payments, on a current or deferred basis, in the same amounts (or such lesser fraction of such amounts as may be specifically set forth in the Dividend Equivalent agreement) that the holder of record of a number of Shares equal to the number of Shares covered by such Stock Option would be entitled to receive as dividends on such Shares unless otherwise limited in the Dividend Equivalent agreement. Such right to a cash payment will apply to, and such Dividend Equivalent will remain outstanding in respect of, all cash dividends the record date for which occurs at any time during the period commencing on the date the related Stock Option is granted and ending on the date that such Stock Option is exercised, expires or terminates, whichever occurs first.

SECTION 9. PERFORMANCE AWARDS

9.1. Grants. A Performance Award may consist of either or both, as the Committee or the Board may determine, of (i) the right to receive Shares or Restricted Stock, or any combination thereof as the Committee or the Board may determine (“Performance Shares”), or (ii) the right to receive a fixed dollar amount payable in Shares, Restricted Stock, cash or any combination thereof, as the Committee or the Board may determine (“Performance Units”). The Committee or the Board may grant Performance Awards to any eligible Consultant, non-employee Director or employee of the Company or a Subsidiary, for such minimum consideration, if any, as may be required by applicable law or such greater consideration as may be determined by the Committee or the Board, in its sole discretion. The terms and conditions of Performance Awards shall be specified at the time of the grant and may include provisions establishing the performance period, the performance criteria to be achieved during a performance period, the criteria used to determine vesting (including the acceleration thereof), whether Performance Awards are forfeited or vest upon termination of employment during a performance period and the maximum or minimum settlement values. Each Performance Award shall have its own terms and conditions, which shall be determined in the sole discretion of the Committee or the Board. If the Committee or the Board determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company’s business, operations, corporate structure or for other reasons that the Committee or the Board deems satisfactory, the Committee or the Board may modify the performance measures or objectives and/or the performance period. Awards of Performance Shares and/or Performance Units are subject to acceleration of vesting, termination of restrictions and termination in the same manner as Stock Options pursuant to Sections 6.4 and 6.5 of this Plan.

9.2. Terms and Conditions. Performance Awards may be valued by reference to the Fair Market Value of a Share or according to any other formula or method deemed appropriate by the Committee or the Board, in its sole discretion, including, but not limited to, achievement of specific financial, production, sales, cost or earnings performance objectives that the Committee or the Board believes to be relevant or the Company’s performance or the performance of the Common Stock measured against the performance of the market, the Company’s industry segment or its direct competitors. Performance Awards may also be conditioned upon the applicable Participant remaining in the employ of the Company or one of its Subsidiaries for a specified period. Performance Awards may be paid in cash, Shares (including Restricted Stock) or other consideration, or any combination thereof. Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective or objectives, all at the sole discretion of the Committee or the Board. The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee or the Board in its sole discretion.

SECTION 10. STOCK PURCHASE PLAN

10.1. Grant of Stock Purchase Rights. The term “Stock Purchase Right” means the right to purchase shares of Common Stock and to pay for all or a portion of the purchase price for such shares through a loan made by the Company to a Participant (a “Purchase Loan”) as set forth in this Section 10.

10.2. Terms of Purchase Loans.

(a) Each Purchase Loan shall be evidenced by a promissory note. The term of the Purchase Loan shall be a period not to exceed ten years, as determined by the Committee, and the proceeds of the Purchase Loan shall be used exclusively by the Participant for purchase of shares of Common Stock at a purchase price equal to the Fair Market Value on the date of the Stock Purchase Right.

(b) A Purchase Loan shall bear interest at whatever rate the Committee shall determine (not less than the then existing prime rate as announced by the Company’s lender under the Company’s credit facility but not in excess of the maximum rate permissible under applicable law), payable in a manner and at such times as the Committee shall determine. Those terms and provisions as the Committee shall determine shall be incorporated into the promissory note evidencing the Purchase Loan.

10.3. Security for Loans.

(a) Purchase Loans granted to Participants shall be secured by a pledge of the shares of Common Stock acquired pursuant to the Stock Purchase Right. Such pledge shall be evidenced by a pledge agreement (the “Pledge Agreement”) containing such terms and conditions as the Committee shall determine. The certificates for the shares of Common Stock purchased by a Participant pursuant to a Stock Purchase Right shall be issued in the Participant’s name, but shall be held by the Company as security for repayment of the Participant’s Purchase Loan together with a stock power executed in blank by the Participant (the execution and delivery of which by the Participant shall be a condition to the issuance of the Stock Purchase Right). The Participant shall be entitled to exercise all rights applicable to such shares of Common Stock, including, but not limited to, the right to vote such shares of Common Stock and the right to receive dividends and other distributions made with respect to such shares of Common Stock.

(b) The Company shall release and deliver to each Participant certificates for the shares of Common Stock purchased by the Participant under the Stock Purchase Right and then held by the Company, provided the Participant has paid or otherwise satisfied in full the balance of the Purchase Loan and any accrued but unpaid interest thereon. In the event the balance of the Purchase Loan is not repaid, forgiven or otherwise satisfied within ninety (90) days after (i) the date repayment of the Purchase Loan is due (whether in accordance with its term, by reason of acceleration or otherwise), or (ii) such longer time as the Committee, in its discretion, shall provide for repayment or satisfaction, the Company shall retain those shares of Common Stock then held by the Company in accordance with the Pledge Agreement.

10.4. Restrictions on Transfer. No Stock Purchase Right or shares of Common Stock purchased through such Right and pledged to the Company as collateral security for the Participant’s Purchase Loan and accrued but unpaid interest thereon may be otherwise pledged, sold, assigned or transferred (other than by will or by the laws of descent and distribution).

SECTION 11. OTHER AWARDS

The Committee or the Board may grant to any eligible Consultant, non-employee Director or employee of the Company or a Subsidiary other forms of Awards based upon, payable in or otherwise related to, in whole or in part, Shares, if the Committee or the Board, in its sole discretion, determines that such other form of Award is consistent with the purposes of this Plan. The terms and conditions of such other form of Award shall be specified in a written agreement which sets forth the terms and conditions of such Award, including, but not limited to, the price, if any, and the vesting schedule, if any, of such Award. Such Awards may be granted for such minimum consideration, if any, as may be required by applicable law or for such other greater consideration as may be determined by the Committee or the Board, in its sole discretion.

SECTION 12. COMPLIANCE WITH SECURITIES AND OTHER LAWS

As a condition to the issuance or transfer of any Award or any security issuable in connection with such Award, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that (a) such issuance and/or transfer will not be in violation of the Securities Act or any other applicable securities laws and (b) such issuance and/or transfer will not be in violation of the rules and regulations of any securities exchange or automated quotation system on which the Common Stock is listed or admitted to trading. Further, the Company may refrain from issuing, delivering or transferring any Award or any security issuable in connection with such Award until the Committee or the Board has determined that such issuance, delivery or transfer will not violate such securities laws or rules and regulations and that the recipient has tendered to the Company any federal, state or local tax owed as a result of such issuance, delivery or transfer, when the Company has a legal liability to satisfy such tax. The Company shall not be liable for damages due to delay in the issuance, delivery or transfer of any Award or any security issuable in connection with such Award or any agreement, instrument or certificate evidencing such Award or security for any reason whatsoever, including, but not limited to, a delay caused by the listing requirements of any securities exchange or automated quotation system or any registration requirements under the Securities Act, the Exchange Act, or under any other state or federal law, rule or regulation. The Company is under no obligation to take any action or incur any expense to register or qualify the issuance, delivery or transfer of any Award or any security issuable in connection with such Award under applicable securities laws or to perfect any exemption from such registration or qualification or to list any security on any securities exchange or automated quotation system. Furthermore, the Company will have no liability to any person for refusing to issue, deliver or transfer any Award or any security issuable in connection with such Award if such refusal is based upon the foregoing provisions of this Section 12. As a condition to any issuance, delivery or transfer of any Award or any security issuable in connection with such Award, the Company may place legends on any agreement, instrument or certificate evidencing such Award or security, issue stop transfer orders with respect thereto and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with applicable laws or regulations, including, if the Company or its counsel deems it appropriate, representations from the recipient of such Award or security to the effect that such recipient is acquiring such Award or security solely for investment and not with a view to distribution and that no distribution of the Award or the security will be made unless registered pursuant to applicable federal and state securities laws, or in the opinion of counsel to the Company, such registration is unnecessary.

SECTION 13. ADJUSTMENTS UPON THE OCCURRENCE OF A REORGANIZATION OR CORPORATE TRANSACTION

13.1. Reorganization. In the event of a Reorganization, the number of Shares subject to this Plan and to each outstanding Award, and the exercise price of each Award which is based upon Shares, shall (to the extent deemed appropriate by the Committee or the Board) be proportionately adjusted (as determined by the Committee or the Board in its sole discretion) to account for any increase or decrease in the number of issued and outstanding Shares of the Company resulting from such Reorganization.

13.2. Corporate Transaction with the Company as Survivor. If a Corporate Transaction is consummated and immediately following the consummation of such Corporate Transaction the Persons who were holders of shares of Common Stock immediately prior to the consummation of such Corporate Transaction do not receive any securities or other property (hereinafter collectively referred to as “Transactional Consideration”) as a result of such Corporate Transaction and substantially all of such Persons continue to hold the shares of Common Stock held by them immediately prior to the consummation of such Corporate Transaction (in substantially the same proportions relative to each other), the Awards will remain outstanding and will (subject to the provisions of Sections 6.1, 6.5(c), 7.1 and 9.1 of this Plan) continue in full force and effect in accordance with its terms (without any modification) following the consummation of the Corporate Transaction.

13.3. Corporate Transaction with Company Being Acquired. If a Corporate Transaction is consummated and immediately following the consummation of such Corporate Transaction the Persons who were holders of shares of Common Stock immediately prior to the consummation of such Corporate Transaction do receive Transactional Consideration as a result of such Corporate Transaction or substantially all of such Persons do not continue to hold the shares of Common Stock held by them immediately prior to the consummation of such Corporate Transaction (in substantially the same proportions relative to each other), the terms and conditions of the Awards will be modified as follows:

(i) If the documentation pursuant to which a Corporate Transaction will be consummated provides for the assumption (by the entity issuing Transactional Consideration to the Persons who were the holders of shares of Common Stock immediately prior to the consummation of such Corporate Transaction) of the Awards granted pursuant to this Plan without any modification or amendment (other than Permitted Modifications and the modifications contemplated by Sections 6.1, 6.5(c), 7.1 and 9.1 of this Plan), such Awards will remain outstanding and will continue in full force and effect in accordance with its terms following the consummation of such Corporate Transaction (subject to such Permitted Modifications and the provisions of Sections 6.1, 6.5(c), 7.1 and 9.1 of the Plan).

(ii) If the documentation pursuant to which a Corporate Transaction will be consummated does not provide for the assumption by the entity issuing Transactional Consideration to the Persons who were the holders of shares of Common Stock immediately prior to the consummation of such Corporate Transaction of the Awards granted pursuant to this Plan without any modification or amendment (other than Permitted Modifications), all vesting restrictions (performance based or otherwise) applicable to Awards which will not be so assumed will accelerate and the holders of such Awards may (subject to the expiration of the term of such Awards) exercise/receive the benefits of such Awards without regard to such vesting restrictions during the ten (10) day period immediately preceding the consummation of such Corporate Transaction. For purposes of the immediately preceding sentence, all performance based goals will be deemed to have been satisfied in full. The Company will provide each Participant holding Awards which will not be so assumed with reasonable notice of the termination of such vesting restrictions and the impending termination of such Awards. Upon the consummation of such a Corporate Transaction, all unexercised Awards which are not to be so assumed will automatically terminate and cease to be outstanding.

Nothing contained in this Section 13 will be deemed to extend the term of an Award or to revive any Award which has previously lapsed or been cancelled, terminated or surrendered.

SECTION 14. AMENDMENT OR TERMINATION OF THIS PLAN

14.1. Amendment of This Plan. Notwithstanding anything contained in this Plan to the contrary, all provisions of this Plan (including, without limitation, the maximum number of Shares that may be issued with respect to Awards to be granted pursuant to this Plan) may at any time or from time to time be modified or amended by the Board; provided, however, that no Award at any time outstanding pursuant to this Plan may be modified, impaired or cancelled adversely to the holder of the Award without the consent of such holder.

14.2. Termination of This Plan. The Board may suspend or terminate this Plan at any time, and such suspension or termination may be retroactive or prospective. Termination of this Plan shall not impair or affect any Award previously granted hereunder and the rights of the holder of the Award shall remain in effect until the Award has been exercised in its entirety or has expired or otherwise has been terminated by the terms of such Award.

SECTION 15. AMENDMENTS AND ADJUSTMENTS TO AWARDS

The Committee or the Board may amend, modify or terminate any outstanding Award with the Participant’s consent at any time prior to payment or exercise in any manner not inconsistent with the terms of this Plan, including, without limitation, (a) to change the date or dates as of which and/or the terms and conditions pursuant to which (i) a Stock Option becomes exercisable or (ii) a Performance Award is deemed earned, (b) to amend the terms of any outstanding Award to provide an exercise price per share which is higher or lower than the then current exercise price per share of such outstanding Award or (c) to cancel an Award and grant a new Award in substitution therefor under such different terms and conditions as the Committee or the Board determines in its sole discretion to be appropriate including, but not limited to, having an exercise price per share which may be higher or lower than the exercise price per share of the cancelled Award. The Committee or the Board may also make adjustments in the terms and conditions of, and the criteria included in agreements evidencing Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 13 of this Plan) affecting the Company, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations or accounting principles, whenever the Committee or the Board determines that such adjustments are appropriate to prevent reduction or enlargement of the benefits or potential benefits intended to be made available pursuant to this Plan. Any provision of this Plan or any agreement regarding an Award to the contrary notwithstanding, the Committee or the Board may cause any Award granted to be cancelled in consideration of a cash payment or alternative Award made to the holder of such cancelled Award equal in value to the Fair Market Value of such cancelled Award. The determinations of value pursuant to this Section 15 shall be made by the Committee or the Board in its sole discretion.

SECTION 16. GENERAL PROVISIONS

16.1. No Limit on Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

16.2. No Right to Employment or Continuation of Relationship. Nothing in this Plan or in any Award, nor the grant of any Award, shall confer upon or be construed as giving any Participant any right to remain in the employ of the Company or a Subsidiary or to continue as a Consultant or Non-Employee Director. Further, the Company or a Subsidiary may at any time dismiss a Participant from employment or terminate the relationship of any Consultant or non-employee Director with the Company or any Subsidiary, free from any liability or any claim pursuant to this Plan, unless otherwise expressly provided in this Plan or in any agreement evidencing an Award made under this Plan. No Consultant, Non-Employee Director or employee of the Company or any Subsidiary shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of any Consultant, Non-Employee Director or employee of the Company or any Subsidiary or of any Participants.

16.3. GOVERNING LAW. THE VALIDITY, CONSTRUCTION AND EFFECT OF THIS PLAN AND ANY RULES AND REGULATIONS RELATING TO THIS PLAN SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

16.4. Severability. If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any individual or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Committee or the Board, such provision shall be construed or deemed amended to conform to applicable law, or if it cannot be construed or deemed amended without, in the sole determination of the Committee or the Board, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, individual or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

16.5. No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award, and the Committee or the Board shall determine, in its sole discretion, whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated or otherwise eliminated.

16.6. Headings. Headings are given to the Sections and Subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

16.7. Effective Date. The provisions of this Plan that relate to the grant of Incentive Stock Options shall be effective as of the date of the approval of this Plan by the stockholders of the Company.

16.8. Transferability of Awards. Awards shall not be transferable otherwise than by will or the laws of descent and distribution without the written consent of the Committee or the Board (which may be granted or withheld at the sole discretion of the Committee or the Board). Awards may be exercised, during the lifetime of the holder, only by the holder. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Award contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon an Award shall be null and void and without effect.

16.9. Rights of Participants. Except as hereinbefore expressly provided in this Plan, any Person to whom an Award is granted shall have no rights by reason of any subdivision or consolidation of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, reorganization, merger or consolidation or spinoff of assets or stock of another corporation, and any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Shares subject to an Award.

16.10. No Limitation Upon the Rights of the Company. The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, or changes of its capital or business structure; to merge, convert or consolidate; to dissolve or liquidate; or sell or transfer all or any part of its business or assets.

16.11. Date of Grant of an Award. Except as noted in this Section 16.11, the granting of an Award shall take place only upon the execution and delivery by the Company and the Participant of a written agreement and neither any other action taken by the Committee or the Board nor anything contained in this Plan or in any resolution adopted or to be adopted by the Committee, the Board or the stockholders of the Company shall constitute the granting of an Award pursuant to this Plan. Solely, for purposes of determining the Fair Market Value of the Shares subject to an Award, such Award will be deemed to have been granted as of the date specified by the Committee or the Board notwithstanding any delay which may elapse in executing and delivering the applicable agreement.

Amendment No. 1 to Flexible Incentive Plan

Approved by the Stockholders of the Company on June 2, 1999

Section 4.1 of the Plan is hereby amended to read in its entirety as follows:

4.1 Limitations. The maximum number of Shares that may be issued with respect to Awards granted pursuant to this Plan at any time shall be an amount equal to 4.9% of the Company’s issued and outstanding shares of Common Stock at such time, plus 500,000 Shares; provided, however, that the maximum number of Shares issuable pursuant to Incentive Stock Options granted under the Plan shall be 1,000,000. The Shares issued pursuant to this Plan may be authorized but unissued Shares, or may be issued Shares which have been reacquired by the Company.

Amendment No. 2 to the Flexible Incentive Plan

Approved by the Company’s Board of Directors on March 14, 2006

The Flexible Incentive Plan is hereby amended by adding the following Section 16.12:

Section 16.12. Unless previously terminated, the Plan will terminate ten (10) years after the date the Plan was approved by the stockholders, except that Awards that are granted under the Plan before its termination will continue to be administered under the terms of the Plan until the Awards terminate, are exercised, or fully vest and are settled, as is consistent with the terms of such Awards.